EXHIBIT 23.2

            Consent of Trout, Ebersole & Groff, LLP

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                TROUT EBERSOLE & GROFF, LLP
                Certified Public Accountants
                       1705 Oregon Pike
               Lancaster, Pennsylvania 17601
                       (717) 569-2900
                     Fax (717) 569-0141



            CONSENT OF TROUT EBERSOLE & GROFF, LLP

      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 17, 1997, accompanying the consolidated financial statements of Union National Financial Corporation and subsidiaries appearing in the Annual Report on Form 10-K, for the year ended December 31, 1996. We consent to the incorporation by reference in this Post-Effective
Amendment No. 1 to the Registration Statement of Union
National Financial Corporation on Form S-3 (No. 33-80093, effective December 6, 1995) of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                              /S/ Trout, Ebersole & Groff, LLP
May 23, 1997                  TROUT, EBERSOLE & GROFF, LLP
Lancaster, Pennsylvania       Certified Public Accountants
                              1705 Oregon Pike
                              Lancaster, PA      17601